SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2019

FIRT SAVINGS FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 283-0724

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FSFG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 18, 2019, the Audit Committee of the Board of Directors of First Savings Financial Group, Inc. (the “Company”) concluded that the Company’s interim consolidated financial statements, and related notes, contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019 should no longer be relied upon.  The accounting matters underlying the Audit Committee’s conclusion relate primarily to significant accounting assumptions used in the fair value calculations for interest rate lock commitments and mortgage loans held-for-sale relating to the Company’s mortgage banking operations segment and unrecognized accruals for incentive compensation related to such segment.

The Audit Committee of the Company’s Board of Directors discussed with the Company’s independent registered public accountant the matters disclosed pursuant to this Item 4.02(a).

The Company intends to file an amended Quarterly Report on Form 10-Q for the period ended June 30, 2019, containing restated interim consolidated financial statements, and related notes, for the period ended June 30, 2019, on or about December 2, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: November 19, 2019	By: /s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer